Exhibit 99.1
ICU Medical, Inc. Announces Third Quarter 2015 Results

SAN CLEMENTE, Calif., Nov. 5, 2015 (GLOBE NEWSWIRE) -- ICU Medical, Inc., (Nasdaq:ICUI) ("ICU Medical"), a leader in the development, manufacture and sale of innovative medical devices used in infusion therapy, oncology and critical care applications, today announced financial results for the third quarter ended September 30, 2015.

Third Quarter 2015 Results
Third quarter 2015 revenue was $86.0 million, compared to $77.5 million in the same period last year. GAAP net income for the third quarter of 2015 was $16.3 million, or $0.98 per diluted share, as compared to GAAP net income of $6.4 million, or $0.42 per diluted share, for the third quarter of 2014. Adjusted diluted earnings per share for the third quarter of 2015 was $1.00 as compared to $0.66 for the third quarter of 2014. Also, adjusted EBITDA was $29.7 million for the third quarter of 2015 as compared to $18.9 million for the third quarter of 2014.

Vivek Jain, ICU Medical's Chief Executive Officer, said, "Our revenue, gross margin, adjusted EBITDA and net income results in the third quarter were above our expectations as we achieved growth in both our direct and OEM channels. Based on our results year-to-date in 2015 and expectations for the remainder of the year, we are adjusting our full year 2015 guidance."

Revenues by market segment for the three months ended September 30, 2015 and 2014 were as follows:

	(dollars in millions)
	Three months ended September 30,
Market Segment	2015	2014	Change
Infusion Therapy	$62.1	$55.0	$7.1
Oncology	11.2	9.4	1.8
Critical Care	12.5	12.8	(0.3)
Other	0.2	0.3	(0.1)
	$86.0	$77.5	$8.5

The Company ended the third quarter with a strong balance sheet. As of September 30, 2015, cash, cash equivalents and investment securities totaled $394.1 million and working capital was $476.5 million. Additionally, the Company generated operating cash flow of $16.7 million for the third quarter of 2015.

Updated Fiscal Year 2015 Guidance
For the year, the Company now expects revenue to be in the range of $335 million to $340 million, compared to the previous range of $325 million to $330 million; GAAP diluted earnings per share to be in the range of $3.13 to $3.21, compared to the previous range of $2.63 to $2.83; adjusted diluted earnings per share to be in the range of $3.88 to $3.96, compared to the previous range of $3.49 to $3.69; and adjusted EBITDA to be in the range of $110 million to $112 million, compared to the previous range of $100 million to $105 million.

Conference Call
The Company will be conducting a conference call concerning these announcements at 4:30 p.m. EST (1:30 p.m. PST), today, Thursday, November 5, 2015. The call can be accessed at 800-936-9761, international 408-774-4587, conference ID 6382989. The conference call will be simultaneously available by webcast, which can be accessed by going to the Company's website at www.icumed.com, clicking on the Investors tab, clicking on the Webcast icon and following the prompts. The webcast will also be available by replay.

Use of Non-GAAP Financial Information
This press release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles ("GAAP"). Our management believes that the non-GAAP data provides useful supplemental information to management and investors regarding our performance and facilitates a more meaningful comparison of results of operations between current and prior periods. The non-GAAP financial measures included in this press release are adjusted EBITDA and adjusted diluted earnings per share ("Adjusted Diluted EPS"). Adjusted EBITDA excludes intangible asset amortization expense, depreciation expense, stock compensation expense, restructuring and strategic transaction expense, gain on sale of building, legal settlements and income tax expense. Adjusted Diluted EPS excludes, net of tax, intangible asset amortization expense, stock compensation expense, restructuring and strategic transaction expense, gain on sale of building and legal settlements.

The non-GAAP financial measures should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. There are limitations in using these non-GAAP financial measures because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies.

Reconciliations of our GAAP to non-GAAP financial are included in the financial tables in this press release.

About ICU Medical, Inc.
ICU Medical, Inc. (Nasdaq:ICUI) develops, manufactures and sells innovative medical technologies used in infusion therapy, oncology, and critical care applications. ICU Medical's products improve patient outcomes by helping prevent bloodstream infections and protect healthcare workers from exposure to infectious diseases or hazardous drugs. The Company's complete product line includes custom IV systems, closed delivery systems for hazardous drugs, needlefree IV connectors, closed blood sampling systems, and hemodynamic monitoring systems. ICU Medical is headquartered in San Clemente, California. For more information, visit the Company's website at www.icumed.com.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as ''will,'' ''expect,'' ''believe,'' ''could,'' ''would,'' ''estimate,'' ''continue,'' ''build,'' ''expand'' or the negative thereof or comparable terminology, and may include (without limitation) information regarding the Company's expectations, goals or intentions regarding the future. These forward-looking statements are based on Management's current expectations, estimates, forecasts and projections about the Company, our full year 2015 guidance and assumptions Management believes are reasonable, all of which are subject to risks and uncertainties that could cause actual results and events to differ materially from those stated in the forward-looking statements. These risks and uncertainties include, but are not limited to, decreased demand for the Company's products, decreased free cash flow, the inability to recapture conversion delays or part/resource shortages on anticipated timing, or at all, changes in product mix, increased competition from competitors, lack of continued growth or improving efficiencies and unexpected changes in the Company's arrangements with its largest customers. Future results are subject to risks and uncertainties, including the risk factors, and other risks and uncertainties, described in the Company's filings with the Securities and Exchange Commission, which include those in the Annual Report on Form 10-K for the year ended December 31, 2014. Forward-looking statements contained in this press release are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

ICU Medical, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Amounts in thousands, except per share data)

	September 30, 2015	December 31, 2014
	(unaudited)	(1)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$355,368	$275,812
Investment securities	38,695	70,952
Cash, cash equivalents and investment securities	394,063	346,764
Accounts receivable, net of allowance for doubtful accounts of $1,123 at September 30, 2015 and $1,127 at December 31, 2014	49,242	39,051
Inventories	40,681	36,933
Prepaid income taxes	8,798	3,963
Prepaid expenses and other current assets	14,379	5,818
Deferred income taxes	6,534	4,683
Total current assets	513,697	437,212

PROPERTY AND EQUIPMENT, net	78,768	86,091
GOODWILL	1,478	1,478
INTANGIBLE ASSETS, net	6,365	7,063
DEFERRED INCOME TAXES	9,920	9,258
	$610,228	$541,102
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$14,732	$11,378
Accrued liabilities	22,471	17,350
Total current liabilities	37,203	28,728

LONG-TERM LIABILITIES	1,566	—
DEFERRED INCOME TAXES	3,069	1,376
INCOME TAX LIABILITY	1,222	2,746
COMMITMENTS AND CONTINGENCIES	—	—
STOCKHOLDERS’ EQUITY:
Convertible preferred stock, $1.00 par value Authorized-500 shares; Issued and outstanding- none	—	—
Common stock, $0.10 par value - Authorized, 80,000 shares; Issued and outstanding, 15,951 shares at September 30, 2015 and 15,595 shares at December 31, 2014	1,595	1,559
Additional paid-in capital	134,413	107,336
Retained earnings	448,433	408,911
Accumulated other comprehensive loss	(17,273)	(9,554)
Total stockholders’ equity	567,168	508,252
	$610,228	$541,102
______________________________________________________
(1) December 31, 2014 balances were derived from audited consolidated financial statements.

ICU Medical, Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(Amounts in thousands, except per share data)
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
REVENUES:
Net sales	$85,891	$77,329	$250,876	$228,997
Other	125	128	405	367
TOTAL REVENUE	86,016	77,457	251,281	229,364
COST OF GOODS SOLD	39,751	39,310	118,741	117,648
Gross profit	46,265	38,147	132,540	111,716
OPERATING EXPENSES:
Selling, general and administrative	20,206	21,843	60,698	68,640
Research and development	4,227	5,055	11,657	13,252
Restructuring and strategic transaction	3,411	2,840	3,411	2,840
Gain on sale of building	(1,086)	—	(1,086)	—
Legal settlements	(5,261)	—	1,798	—
Total operating expenses	21,497	29,738	76,478	84,732
Income from operations	24,768	8,409	56,062	26,984
OTHER INCOME	230	155	996	572
Income before income taxes	24,998	8,564	57,058	27,556
PROVISION FOR INCOME TAXES	(8,732)	(2,136)	(17,536)	(8,593)
NET INCOME	$16,266	$6,428	$39,522	$18,963
NET INCOME PER SHARE
Basic	$1.02	$0.42	$2.50	$1.25
Diluted	$0.98	$0.42	$2.41	$1.22
WEIGHTED AVERAGE NUMBER OF SHARES
Basic	15,894	15,319	15,790	15,220
Diluted	16,575	15,488	16,409	15,497

ICU Medical, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Amounts in thousands)
(unaudited)

	Nine months ended September 30,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$39,522	$18,963
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,266	14,642
Provision for doubtful accounts	53	3
Provision for warranty and returns	38	(488)
Stock compensation	9,305	6,990
Loss (gain) on disposal of property and equipment	(1,102)	8
Bond premium amortization	1,451	1,599
Cash provided (used) by changes in operating assets and liabilities
Accounts receivable	(11,390)	9,433
Inventories	(4,867)	(4,655)
Prepaid expenses and other assets	(8,824)	2,146
Accounts payable	3,246	681
Accrued liabilities	6,915	2,123
Income taxes, including excess tax benefits and deferred income taxes	(5,177)	(3,098)
Net cash provided by operating activities	42,436	48,347
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(7,729)	(14,924)
Proceeds from sale of asset	3,592	5
Intangible asset additions	(778)	(709)
Purchases of investment securities	(40,217)	(78,993)
Proceeds from sale of investment securities	70,293	69,470
Net cash provided (used) by investing activities	25,161	(25,151)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	10,974	9,105
Proceeds from employee stock purchase plan	2,162	2,485
Tax benefits from exercise of stock options	6,194	2,734
Purchase of treasury stock	(1,523)	(5,836)
Net cash provided by financing activities	17,807	8,488
Effect of exchange rate changes on cash	(5,848)	(5,465)
NET INCREASE IN CASH AND CASH EQUIVALENTS	79,556	26,219
CASH AND CASH EQUIVALENTS, beginning of period	275,812	226,022
CASH AND CASH EQUIVALENTS, end of period	$355,368	$252,241

NON-CASH INVESTING ACTIVITIES
Accrued liabilities for property and equipment	$1,106	$100

ICU Medical, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
(Amounts in thousands, except per share data)
(unaudited)

	Adjusted EBITDA		Adjusted EBITDA
	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014

GAAP net income	$16,266	$6,428	$39,522	$18,963

Non-GAAP adjustments:
Stock compensation expense (a)	3,358	2,531	9,305	6,990
Depreciation and amortization expense (b)	4,240	4,976	13,266	14,642
Restructuring and strategic transaction expense (c)	3,411	2,840	3,411	2,840
Gain on sale of building (d)	(1,086)	—	(1,086)	—
Legal settlements (e)	(5,261)	—	1,798	—
Provision for income taxes (f)	8,732	2,136	17,536	8,593
Total non-GAAP adjustments	13,394	12,483	44,230	33,065

Adjusted EBITDA	$29,660	$18,911	$83,752	$52,028

	Adjusted diluted earnings per share		Adjusted diluted earnings per share
	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014

GAAP diluted earnings per share	$0.98	$0.42	$2.41	$1.22

Non-GAAP adjustments:
Stock compensation expense (a)	$0.20	$0.16	$0.57	$0.45
Amortization expense (g)	$0.02	$0.04	$0.09	$0.12
Restructuring and strategic transaction expense (c)	$0.21	$0.18	$0.21	$0.18
Gain on sale of building (d)	$(0.07)	$—	$(0.07)	$—
Legal settlements (e)	$(0.32)	$—	$0.11	$—
Estimated income tax impact from adjustments (h)	$(0.02)	$(0.14)	$(0.31)	$(0.26)

Adjusted diluted earnings per share	$1.00	$0.66	$3.01	$1.71

(a) Stock-based compensation expense in accordance with ASC 718.
(b) Depreciation of fixed assets and amortization of intangible assets.
(c) Restructuring and strategic transaction expense.
(d) Gain on sale of building.
(e) Legal settlements.
(f) Income tax expense recognized during the period.
(g) Amortization expense.
(h) Estimated income tax effect on adjustments for stock compensation expense, amortization expense, restructuring and strategic transaction expense, gain on sale of building and legal settlements.

ICU Medical, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures - Fiscal Year 2015 Outlook
(Amounts in thousands, except per share data)
(unaudited)

GAAP net income	$51,555	$52,879

Non-GAAP adjustments:
Stock compensation expense (a)	12,695	12,695
Depreciation and amortization expense (b)	17,936	17,936
Restructuring and strategic transaction expense (c)	3,411	3,411
Gain on sale of building (d)	(1,086)	(1,086)
Legal settlements (e)	1,798	1,798
Provision for income taxes (f)	23,734	24,416
Total non-GAAP adjustments	58,488	59,170

Adjusted EBITDA	$110,043	$112,049

GAAP diluted earnings per share	$3.13	$3.21

Non-GAAP adjustments:
Stock compensation expense (a)	$0.77	$0.77
Amortization expense (g)	$0.11	$0.11
Restructuring and strategic transaction expense (c)	$0.21	$0.21
Gain on sale of building (d)	$(0.07)	$(0.07)
Legal settlements (e)	$0.11	$0.11
Estimated income tax impact from adjustments (h)	$(0.38)	$(0.38)

Adjusted diluted earnings per share	$3.88	$3.96

(a) Stock-based compensation expense in accordance with ASC 718.
(b) Depreciation of fixed assets and amortization of intangible assets.
(c) Restructuring and strategic transaction expense.
(d) Gain on sale of building.
(e) Legal settlements.
(f) Income tax expense recognized during the period.
(g) Amortization expense.
(h) Estimated income tax effect on adjustments for stock compensation expense, amortization expense, restructuring and strategic transaction expense, gain on sale of building and legal settlements.

CONTACT:    ICU Medical, Inc.
Scott Lamb, Chief Financial Officer
(949) 366-2183

ICR, Inc.
John Mills, Partner
(646) 277-1254